Exhibit 99.1

FOR IMMEDIATE RELEASE:

iSun Inc. Secures $25 million Debt Facility

iSun strengthens Balance Sheet to Continue Growth Trajectory

WILLISTON, VT, November 8, 2022—(BUSINESS WIRE)—iSun, Inc. (NASDAQ: ISUN) (the “Company,” or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of experience accelerating the adoption of innovative electrical technologies, announces that it has entered into a debt financing agreement for up to $25 million in Senior Secured Convertible Notes facility (the “Notes”) with a single institutional investor (the “Lender”). The proceeds will be used for repayment of indebtedness, satisfaction of certain of the Company’s financial obligations, working capital and general corporate purposes.

An initial funding of $12.5 million (less an original issue discount of 6% and transaction expenses) under the Notes will be immediately available to the Company at the initial closing which occurred on November 4th, with an additional $12.5 million (less an original issue discount of 6% and transaction expenses) available in a subsequent funding, subject to the satisfaction of certain funding conditions.

“We continue to see significant interest and enthusiasm for the products and services that iSun provides to our growing customer base” said Jeffrey Peck, Chairman and Chief Executive Officer of iSun. “This debt facility validates our commitment to accelerating the transition to clean energy as we continue our fight against climate change while providing an opportunity to strengthen our balance sheet. As we grow our geographic footprint and establish new customer relationships, we believe our ability to drive value across all aspects of the solar life cycle will create meaningful, long-term value for our shareholders. “

A.G.P./Alliance Global Partners acted as sole placement agent for the financing, and Merritt & Merritt acted as the Company’s legal counsel.

Transaction Terms

At the Closing, the Company issued and sold to a single institutional investor Senior Secured Convertible Notes in the aggregate original principal amount of $12,500,000 (the “Notes”). The Purchase Agreement provided for six percent (6%) original issue discount resulting in gross proceeds to the Company of $11,750,000. Upon (i) the effectiveness of a Registration Statement covering the Registrable Securities (defined below), (ii) the Stockholder Approval (defined below), (iii) the Company’s achievement of certain revenue and EBITDA targets, (iv) the Company having sufficient authorized shares of Common Stock (v) Company’s maintenance of certain balance sheet requirements and (vi) certain other conditions, the Company and the Purchasers will consummate a second closing in which the Company will issue and sell to each Purchaser a second Note for an aggregate principal amount of $12,500,000 having identical terms and conditions as the first Note, including a six percent (6%) original issue discount, for an aggregate principal amount of $25,000,000 in Notes that may be issued and sold pursuant to the Purchase Agreement. Interest shall accrue under the Notes at the rate of 5% per annum, payable in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), or a combination thereof. The Notes are convertible into shares of Common Stock at the election of the holder at any time at an initial conversion price of $2.66 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Beginning on March 1, 2023, and on the first day of each month thereafter, the Company will be required to redeem 1/26th of the original principal amount of each Note, plus accrued but unpaid interest, until the maturity date of May 4, 2025, on which date all amounts that remain outstanding will be due and payable in full. Subject to certain conditions, including certain equity conditions, the Company may pay the amount due on each monthly redemption date, and the final amount due at maturity, either in cash, shares of Common Stock or a combination thereof. The number of shares used to pay any portion of the Notes in such event would be calculated as 90% of the lowest daily volume weighted average price of the Common Stock during the five trading days immediately prior to the payment date. The Notes may not be prepaid by the Company, other than as specifically permitted by the Notes.

The Notes rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Purchase Agreement), subject to certain exclusions including (i) existing debt relating to bank loans to the Company’s subsidiary Peck Electric, Co., a Vermont corporation, secured by certain solar arrays, and (ii) existing vehicle loans to the Company’s subsidiary, SolarCommunities, Inc., a Vermont benefit corporation, secured by those vehicles, and is secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Guarantor (as defined in the Security Agreement), as evidenced by (i) a Security Agreement entered into at the Closing (the “Security Agreement”), (ii) a Trademark Security Agreement entered into at the Closing (the “Trademark Security Agreement”), and (iii) a Guaranty executed by all direct and indirect subsidiaries of the Company (the “Guaranty”) pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Purchase Agreement).

Also at the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within 20 days following the Closing a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Registrable Securities”), and to use reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable. If the Registration Statement is not filed within 20 days after the Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay, as partial liquidated damages, to each Purchaser an amount in cash equal to 2% of the original principal amount of the Notes each month until the applicable event giving rise to such payments is cured. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the offering. There shall not be any sale of the securities described herein in any state or jurisdiction in which such offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iSun Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted service provider to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 600 megawatts of solar systems. The Company currently provides a comprehensive suite of solar services across residential, commercial, industrial & municipal, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:

IR@isunenergy.com